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                                                                   EXHIBIT 10.11

                               SUBSIDIARY GUARANTY

      This Subsidiary Guaranty, dated as of July 28, 2005 (as amended, supplemented, restated or otherwise modified from time to time, this "Guaranty"), is made by the undersigned signatories hereto as Guarantors (each of the undersigned, together with their respective successors and assigns, individually a "Guarantor" and collectively the "Guarantors"), in favor of the Collateral Agent (as defined below) and each of the Holders (as defined below) of the Notes (as defined below) (collectively, together with their respective successors and assigns, individually a "Guaranteed Party" and collectively the "Guaranteed Parties");

                             PRELIMINARY STATEMENTS

      A. ARTISTDirect, Inc., a Delaware corporation ("Company"), has entered into that certain Note and Warrant Purchase Agreement dated as of July 28, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Note and Warrant Purchase Agreement") among Company, the investors listed on the signature pages thereto (the "Initial Purchasers," and together with their respective successors and assigns, the "Holders") and U.S. Bank National Association, as collateral agent for the Initial Purchasers and all other Holders (in such capacity, the "Collateral Agent"), pursuant to which Company has issued to the Initial Holders (as defined below) its 11.25% Senior Secured Notes due July 28, 2009 (collectively, as amended, supplemented, restated or otherwise modified from time to time, the "Notes"), in the aggregate principal amount of $15,000,000.

      B. The proceeds of the Notes will be applied by Company to consummate the MD Acquisition (as defined in the Note and Warrant Purchase Agreement).

      C. Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests of each of the Guarantors;

      D. It is a requirement of the Note and Warrant Purchase Agreement that each Guarantor enter into this Agreement.

      E. Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Note and Warrant Purchase Agreement.

      NOW, THEREFORE, in consideration of the promises contained herein, in order to induce the Initial Purchasers to purchase the Notes and Warrants under the Note and Warrant Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby jointly and severally agree as follows:

      Section 1. Guarantee. The Guarantors hereby, jointly and severally, irrevocably, absolutely and unconditionally guarantee the due and punctual payment of all principal of, premium, if any, and interest on, the Notes and all other obligations owing by Company and the other Guarantors to the Guaranteed Parties, or any of them, jointly or severally under the Note and Warrant Purchase Agreement, the Notes, the Pledge Agreement, the Security Agreement and the other documents, instruments and agreements relating to the transactions contemplated by the Note and Warrant Purchase Agreement, and all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, premium, fees,

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expenses or otherwise, including, without limitation, any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses actually incurred) incurred by the Guaranteed Parties in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations") including, without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Company or any other guarantor of the Guaranteed Obligations (or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to the Company, any other guarantor of the Guaranteed Obligations or their respective property), would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim or withholding, so that, in each case, each Guaranteed Party will receive, after giving effect to any taxes (but excluding taxes imposed on overall net income of any Guaranteed Party), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for taxes already included in the Guaranteed Obligations). Each Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that, subject to
Section 13 hereof, this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Company or against any other Guarantor or under any other guaranty covering all or any portion of the Guaranteed Obligations.

      Section 2. Guarantee Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents, instruments and agreements evidencing any Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by the following (whether or not such Guarantor consents thereto or has notice thereof):

  (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Note and Warrant Purchase Agreement, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

  (b) any lack of validity or enforceability of the Note and Warrant Purchase Agreement or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

  (c) any settlement or compromise of any of the Guaranteed Obligations;

  (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Company, any Guarantor, any other guarantor of the Guaranteed Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding; and

  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

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If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Company, any Guarantor, any other guarantor of the Guaranteed Obligations or a trustee in bankruptcy for Company, any Guarantor, any other guarantor of the Guaranteed Obligations), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note and Warrant Purchase Agreement or the other documents, instruments and agreements evidencing any Guaranteed Obligations, and each of the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

      Subject to Section 14 hereof, this Guaranty shall remain in effect and shall be enforceable against each Guarantor notwithstanding any sale, transfer or other disposition by Company of all or any portion of the equity interests of any Guarantor. Further, the obligations of each Guarantor shall be joint and several and the release or discharge of the obligations of one Guarantor shall not modify, affect, release or discharge the obligations of the other Guarantors hereunder. Further, this Guaranty shall be enforceable against the Guarantors notwithstanding the existence of any counterclaim that may be alleged by the Company, any Guarantor, any other guarantor of the Guaranteed Obligations against the Guaranteed Parties.

      Section 3. Waiver. Each Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against such Guarantor.

      Section 4. Waiver of Subrogation. Until payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Note and Warrant Purchase Agreement, each Guarantor hereby waives irrevocably any rights against Company, any Guarantor, or any other guarantor of the Guaranteed Obligations which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise. Until payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Note and Warrant Purchase Agreement, each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Company, any Guarantor, any other guarantor of the Guaranteed Obligations that arises hereunder and/or from the performance by any Guarantor hereunder, including, without limitation, any claim, right or remedy of the Guaranteed Parties against Company, any Guarantor, any other guarantor of the Guaranteed Obligations or any security which the Guaranteed Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise.

      Section 5. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Guarantor, the Collateral Agent and each Holder.

      Section 7. Notices. All notices and other communications provided for hereunder shall be given in the manner specified in the Note and Warrant Purchase Agreement (i) in the case of the Guaranteed Parties, at the address specified for the Guaranteed Parties in the Note and Warrant Purchase Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

      Section 8. No Waiver; Remedies. No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Guaranteed Parties to any other or further action in any circumstances without notice or demand.

      Section 9. Right of Set-Off. In addition to and not in limitation of all rights of offset that the Guaranteed Parties may have under applicable law, the Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all indebtedness or property then or thereafter owing by the Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the relevant Guarantor of any offset hereunder.

      Section 10. Continuing Guarantee; Transfer of Obligations. This Guaranty is a continuing guarantee and shall (i) remain in full force and effect until payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Note and Warrant Purchase Agreement, (ii) be binding upon each Guarantor, its successors and assigns, and
(iii) inure to the benefit of and be enforceable by the Guaranteed Parties.

      Section 11. Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 12. Subordination of Company's Obligations to the Guarantors.

   (a) As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities of Company to such Guarantor of whatever description, including, without limitation, all intercompany receivables of such Guarantor from Company ("Junior Claims") shall be subordinate and junior in right of

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payment to all obligations of Company to the Guaranteed Parties under the terms of the Note and Warrant Purchase Agreement and the other documents, instruments and agreements evidencing any Guaranteed Obligations ("Senior Claims").

  (b) If an Event of Default shall occur, then no direct or indirect payment
(in cash, property, securities by setoff or otherwise) shall be made by Company to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

  (c) In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full in cash before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means any action or proceeding in which Company, any Guarantor or any other guarantor of the Guaranteed Obligations shall commence a voluntary case concerning itself under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or any other applicable bankruptcy laws; or any involuntary case is commenced against Company, any Guarantor or any other guarantor of the Guaranteed Obligations; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Company, any Guarantor or any other guarantor of the Guaranteed Obligations, or Company, any Guarantor or any other guarantor of the Guaranteed Obligations commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Company, any Guarantor or any other guarantor of the Guaranteed Obligations, or any such proceeding is commenced against Company, any Guarantor or any other guarantor of the Guaranteed Obligations, or Company, any Guarantor or any other guarantor of the Guaranteed Obligations is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Company, any Guarantor or any other guarantor of the Guaranteed Obligations suffers any appointment of any custodian or the like for it or any substantial part of its property; or Company, any Guarantor or any other guarantor of the Guaranteed Obligations makes a general assignment for the benefit of creditors; or Company, any Guarantor or any other guarantor of the Guaranteed Obligations shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Company, any Guarantor or any other guarantor of the Guaranteed Obligations shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Company, any Guarantor or any other guarantor of the Guaranteed Obligations shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Company, any Guarantor or any other guarantor of the Guaranteed Obligations for the purpose of effecting any of the foregoing.

  (d) In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Parties and shall be immediately paid over to the Collateral Agent for application against the Guaranteed Obligations in accordance with the terms of the Note and Warrant Purchase Agreement.

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  (e) Each Guarantor agrees to execute such additional documents as the
Guaranteed Parties may reasonably request to evidence the subordination provided for in this Section 12.

      Section 13. Savings Clause.

  (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

     (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

     (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

     (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

  (b) To the end set forth in Section 13(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if (i) such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, and (ii) if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to

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that amount which, after giving effect thereto, would not cause the Guaranteed
Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 13(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 13 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

      Section 14. Discharge of Guaranty Upon Sale of Guarantor. If all of the assets (including, without limitation, any capital stock or securities of, or equity interests in) of any Guarantor, or any of its successors in interest, shall be sold or otherwise disposed of (including by merger or consolidation) either (i) in accordance with Section 7(c) of the Note and Warrant Purchase Agreement or (ii) otherwise consented to by the Guaranteed Parties, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by the Guaranteed Parties or any other Person effective as of the time of such sale.

      Section 15. Survival; Entire Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty. This Guaranty constitutes the sole and entire agreement between each Guarantor and the Guaranteed Parties with respect to the subject matter hereof and supersedes and replaces any and all prior and contemporaneous agreements, understandings, negotiations or correspondence between them with respect hereto.

      Section 16. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      Section 17. Additional Guarantors. As provided for in the Note and Warrant Purchase Agreement, upon execution and delivery by any Subsidiary of Company of an instrument in the form of this Guaranty, such Subsidiary of Company shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

      Section 18. Successors and Assigns. This Guaranty shall be binding upon the respective successors and assigns of the Guarantors. This Guaranty shall inure to the benefit of the respective successors and permitted transferees of the Guaranteed Parties, including any subsequent holder of any Notes. No Guarantor may assign its obligations hereunder to any other Person.

      Section 19. Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN

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CONNECTION WITH THIS GUARANTY OR ANY OF THE DOCUMENTS, AGREEMENTS OR
TRANSACTIONS CONTEMPLATED HEREBY.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, Company and each Guarantor have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                   GUARANTORS:

                                   ARTISTDIRECT INTERNET GROUP, INC., a
                                   Delaware corporation

                                   By: /s/ Robert N. Weingarten
                                       ------------------------------------
                                       Name: Robert N. Weingarten
                                       Title: Secretary

                                   ARTISTDIRECT DIGITAL, INC., a Delaware
                                   corporation

                                   By: /s/ Robert N. Weingarten
                                       ------------------------------------
                                       Name: Robert N. Weingarten
                                       Title: Secretary

                                   MEDIADEFENDER, INC., a Delaware corporation

                                   By: /s/ Octavio Herrera
                                       ------------------------------------
                                       Name: Octavio Herrera
                                       Title: Secretary

                                   Address for Notices to Guarantors:

                                   c/o ARTISTdirect, Inc.
                                   10900 Wilshire Boulevard
                                   Los Angeles, CA 90024
                                   Attention: Jonathan Diamond
                                   Telephone: (310) 443-5360
                                   Facsimile: (310) 443-5361

Section 12 of the foregoing Guaranty is
acknowledged and agreed to:

ARTISTDIRECT, INC.

By: /s/ Robert N. Weingarten
    ------------------------------------
    Name: Robert N. Weingarten
    Title: Chief Financial Officer